Page 1-1-1                                             NASDAQ: HOPE

News Release

HOPE BANCORP REPORTS 2019 FOURTH QUARTER FINANCIAL RESULTS

LOS ANGELES - January 22, 2020 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its fourth quarter and year ended December 31, 2019.

For the three months ended December 31, 2019, net income totaled $43.0 million, or $0.34 per diluted common share. This compares with net income of $42.6 million, or $0.34 per diluted common share, in the 2019 third quarter and $44.4 million, or $0.35 per diluted common share, in the 2018 fourth quarter. For 2019, net income totaled $171.0 million, or $1.35 per diluted common share, compared with 2018 net income of $189.6 million, or $1.44 per diluted common share.

“We are pleased to have completed the year with another solid quarter that underscores the consistent progress we are making with our strategic initiatives,” said Kevin S. Kim, Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. “Most notably, we continued to see a favorable shift in our deposit base to lower costing core deposits, which contributed to a considerable reduction in our total cost of deposits, the first decrease we have seen in three years. We also originated a record level of $848 million in new loans, which continues to represent a well-balanced mix of commercial real estate, commercial and consumer loans and led to a second consecutive quarter of organic loan growth. Noninterest expenses remain well contained at 1.85% of total assets, notwithstanding the ongoing investments we continue to make in our organization. And our active buyback of 943,094 shares under our current share repurchase plan underscores our ongoing commitment to enhance shareholder returns.

“We move forward into 2020 with strong conviction that we have the right strategies in place given the current stage of the economic growth cycle and the lower interest rate environment that we are operating in. With the progress we have made in controlling our deposit costs, the growing contribution of the higher-rate SBA loans in our portfolio, and assuming no further changes in the Fed Funds rate this year, we believe we are positioned to begin seeing some margin expansion by the second half of the year, which will ultimately improve our ability to further enhance returns and profitability.”
Q4 2019 Highlights

•	Record new loan originations of $847.6 million led to more than a 1% increase in loans receivable quarter-over-quarter, or 6% annualized.

•	Deposit initiatives contributed to a 13 basis point reduction quarter-over-quarter in total deposit costs, the first quarter-over-quarter decrease since Q4 2016.

•	Total deposits increased 2% quarter-over-quarter, reflecting a continuation of a favorable mix-shift to core deposits.

•	Total noninterest expenses well contained and remain at 1.85% of average assets.

•	Repurchased 943,094 shares at an average price of $14.62 during the 2019 fourth quarter.

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Page 2-2-2                                             NASDAQ: HOPE

Financial Highlights

(dollars in thousands, except per share data) (unaudited)	At or for the Three Months Ended
	12/31/2019	9/30/2019	12/31/2018
Net income	$43,009	$42,592	$44,449
Diluted earnings per share	$0.34	$0.34	$0.35
Net interest income before provision for loan losses	$113,508	$116,258	$121,893
Net interest margin	3.16%	3.25%	3.41%
Noninterest income	$12,979	$12,995	$11,614
Noninterest expense	$70,429	$69,995	$70,189
Net loans receivable	$12,181,863	$12,010,800	$12,005,558
Deposits	$12,527,364	$12,234,750	$12,155,656
Nonaccrual loans (1) (2)	$54,785	$42,235	$53,286
Nonperforming loans to loans receivable (1) (2)	0.80%	0.64%	0.87%
ALLL to loans receivable	0.77%	0.78%	0.77%
ALLL to nonaccrual loans (1) (2)	171.84%	222.28%	173.70%
ALLL to nonperforming assets (1) (2)	77.08%	97.06%	81.92%
Provision for loan losses	$1,000	$2,100	$2,800
Net charge offs	$738	$1,822	$872
Return on average assets (“ROA”)	1.13%	1.12%	1.17%
Return on average equity (“ROE”)	8.46%	8.47%	9.42%
Return on average common tangible equity (“ROTCE”) (3)	11.04%	11.11%	12.62%
Noninterest expense / average assets	1.85%	1.85%	1.85%
Efficiency ratio	55.68%	54.15%	52.57%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation
(2) Excludes purchased credit-impaired loans
(3) Return on average tangible common equity is a non-GAAP financial measure. A reconciliation of the Company’s return on average tangible common equity is provided in the accompanying financial information on Table Page 7.

Operating Results for the 2019 Fourth Quarter

Net interest income before provision for loan losses for the 2019 fourth quarter totaled $113.5 million, compared with $116.3 million in the 2019 third quarter and $121.9 million in the year-ago fourth quarter.

The net interest margin for the 2019 fourth quarter declined 9 basis points to 3.16% from 3.25% in the 2019 third quarter, reflecting lower weighted average yield on loans, due to three decreases in the fed funds rate of 25 basis points each on July 31, September 18 and October 30, 2019, partially offset by lower deposit costs. The net interest margin in the prior-year fourth quarter was 3.41%.

The weighted average yield on loans for the 2019 fourth quarter was 5.04%, compared with 5.27% in the preceding third quarter and 5.21% in the year-ago fourth quarter.

The Company continued to see benefits from its deposit initiatives with a favorable shift in the mix of deposits. This contributed to a quarter-over-quarter decrease in the weighted average cost of deposits, which was 1.49% for the 2019 fourth quarter, compared with 1.62% for the third quarter of 2019. In the 2018 fourth quarter, the weighted average cost of deposits was 1.40%.

Noninterest income totaled $13.0 million for the 2019 fourth quarter and preceding third quarter. Net gains on sales of other loans, predominantly from the sale of residential mortgage loans, increased to $1.9 million for the 2019 fourth quarter from $804,000 in the preceding third quarter. This increase was largely offset by lower levels of swap fee income versus the preceding quarter. In the 2018 fourth quarter, noninterest income totaled $11.6 million and included a $447,000 net gain on sales of SBA loans to the secondary market and $381,000 net gain on the sale of other loans. Since

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Page 3-3-3                                             NASDAQ: HOPE

the middle of the 2018 fourth quarter, the Company has discontinued its practice of regularly selling SBA loans to the secondary market.

Noninterest expense was stable at $70.4 million for the 2019 fourth quarter, compared with $70.0 million for the preceding third quarter and $70.2 million for the year-ago fourth quarter. Noninterest expense as a percentage of average assets amounted to 1.85% for the 2019 fourth quarter, 2019 third quarter and 2018 fourth quarter.

The slight increase in noninterest expense quarter-over-quarter reflects an increase in professional fees, FDIC assessment, and credit and OREO related expenses. The preceding third quarter included FDIC assessment credits which reduced the FDIC assessment expense for the quarter to zero, compared with minimal credit applied for the fourth quarter of 2019. These increases were offset by lower compensation costs in the 2019 fourth quarter.

Salaries and employee benefits expense decreased to $39.8 million for the 2019 fourth quarter from $41.6 million for the 2019 third quarter, largely reflecting reduced expenses related to the Company’s 401(k) and insurance programs. In the 2018 fourth quarter, salaries and employee benefits expense totaled $36.6 million.

The effective tax rate for the 2019 fourth quarter was 21.9%, compared with 25.5% in the preceding 2019 third quarter and 26.6% in the 2018 fourth quarter. The Company attributed the reduction of the effective tax rate for the 2019 fourth quarter mainly due to adjustments related to FASB Interpretation No. 48 (“FIN 48”), which lowered the tax provision for the quarter by approximately $1.8 million, net of Federal and State tax.

Balance Sheet Summary

New loan originations funded during the 2019 fourth quarter totaled a record $847.6 million and included SBA loan production of $61.8 million and residential mortgage loan originations of $64.2 million. This compares with 2019 third quarter originations of $693.9 million, including SBA loan production of $53.8 million and residential mortgage loan originations of $58.5 million. In the year-ago fourth quarter, new loan originations funded totaled $667.3 million, including SBA loan production of $81.5 million and residential mortgage loan originations of $162.3 million.

SBA 7(a) loan originations totaled $46.1 million for the 2019 fourth quarter, compared with $34.4 million for the third quarter of 2019 and $44.7 million for the year-ago fourth quarter. There were no sales of SBA 7(a) loans to the secondary market during 2019. In contrast, the Company sold $10.2 million of its SBA 7(a) loans during the 2018 fourth quarter prior to its decision to retain the loans in its portfolio.

At December 31, 2019, loans receivable increased 1% to $12.28 billion from $12.10 billion at September 30, 2019 and increased 1% from $12.10 billion at December 31, 2018.

Total deposits at December 31, 2019 increased 2% to $12.53 billion from $12.23 billion at September 30, 2019 and increased 3% from $12.16 billion at December 31, 2018. During the 2019 fourth quarter, the Company continued to see a favorable shift in the mix of deposits marked by higher core deposits, particularly in money market account balances, and decreases in higher-cost time deposits. Noninterest bearing demand deposits at year-end 2019 increased 2% from September 30, 2019 and increased 3% from December 31, 2018. Money market and other deposits at year-end 2019 increased 6% and 31% from September 30, 2019 and December 31, 2018, respectively, and rose as a percentage of total deposits to 32% at December 31, 2019 from 31% at September 30, 2019 and 25% at December 31, 2018.

Reflecting the continued favorable mix-shift in deposits, total cost of deposits decreased 13 basis points to 1.49% from 1.62% for the 2019 third quarter. In the fourth quarter of 2018, total cost of deposits was 1.40%.

Credit Quality

The provision for loan and lease losses for the 2019 fourth quarter was $1.0 million, compared with $2.1 million for the preceding 2019 third quarter and $2.8 million for the year-ago fourth quarter.

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Following are the components of nonperforming assets as of December 31, 2019, September 30, 2019, and December 31, 2018:

(dollars in thousands) (unaudited)	12/31/2019	9/30/2019	12/31/2018
Loans on nonaccrual status (1)	$54,785	$42,235	$53,286
Delinquent loans 90 days or more on accrual status (2)	7,547	398	1,529
Accruing troubled debt restructured loans	35,709	34,717	50,410
Total nonperforming loans	98,041	77,350	105,225
Other real estate owned	24,091	19,374	7,754
Total nonperforming assets	$122,132	$96,724	$112,979

(1)
Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $28.1 million, $37.3 million, and $29.2 million, at December 31, 2019, September 30, 2019, and December 31, 2018, respectively.

(2)	Excludes Acquired Credit Impaired Loans totaling $13.2 million, $15.5 million, and $14.1 million, at December 31, 2019, September 30, 2019, and December 31, 2018, respectively.

Following are the components of criticized loan balances as of December 31, 2019, September 30, 2019, and December 31, 2018:

(dollars in thousands) (unaudited)	12/31/2019	9/30/2019	12/31/2018
Special Mention (3)	$141,452	$139,848	$163,089
Classified (3)	259,291	268,622	318,327
Criticized	$400,743	$408,470	$481,416

(3)	Balances include purchased loans which were marked to fair value on the date of acquisition.

The Company recorded net charge offs of $738,000 during the 2019 fourth quarter, or 0.02% of average loans receivable on an annualized basis. This compares with net charge offs of $1.8 million, or 0.06% of average loans receivable on an annualized basis, during the 2019 third quarter. In the 2018 fourth quarter, the Company recorded net charge offs of $872,000, or 0.03% of average loans receivable on an annualized basis.

The allowance for loan and lease losses (“ALLL”) was $94.1 million, $93.9 million, and $92.6 million at December 31, 2019, September 30, 2019 and December 31, 2018, respectively. As a percentage of loans receivable (excluding loans held for sale), the ALLL was 0.77%, 0.78% and 0.77% at December 31, 2019, September 30, 2019 and December 31, 2018, respectively. The coverage ratio of the ALLL to nonperforming loans (excluding purchased credit-impaired loans) was 96.03% at December 31, 2019, 121.37% at September 30, 2019 and 87.96% at December 31, 2018.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms) totaled $90.5 million at December 31, 2019, $77.3 million at September 30, 2019 and $104.0 million at December 31, 2018.

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Capital

At December 31, 2019, the Company and the Bank continued to exceed all regulatory capital requirements to be classified as a “well-capitalized” financial institution, as summarized in the following table:

(unaudited)	12/31/2019	9/30/2019	12/31/2018	Minimum Guideline for “Well-Capitalized” Bank
Common Equity Tier 1 Capital	11.76%	11.89%	11.44%	6.50%
Tier 1 Leverage Ratio	11.22%	11.18%	10.55%	5.00%
Tier 1 Risk-Based Ratio	12.51%	12.65%	12.21%	8.00%
Total Risk-Based Ratio	13.23%	13.38%	12.94%	10.00%

Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

(unaudited)	12/31/2019	9/30/2019	12/31/2018
Tangible common equity per share (1)	$12.40	$12.27	$11.25
Tangible common equity to tangible assets (2)	10.27%	10.43%	9.61%

(1)
Tangible common equity represents common equity less goodwill and net other intangible assets. Tangible common equity per share represents tangible common equity divided by the number of shares issued and outstanding. Both tangible common equity and tangible common equity per share are non-GAAP financial measures. A reconciliation of the Company’s total stockholders’ equity to tangible common equity is provided in the accompanying financial information on Table Page 7.

(2)
Tangible assets represent total assets less goodwill and net other intangible assets. Tangible common equity to tangible assets is the ratio of tangible common equity over tangible assets. Tangible common equity to tangible assets is a non-GAAP financial measure. A reconciliation of the Company’s total assets to tangible assets is provided in the accompanying financial information on Table Page 7.

Management reviews tangible common equity to tangible assets ratio in evaluating the Company’s and the Bank’s capital levels and has included these figures and tangible common equity per share figures in response to market participant interest in tangible common equity as a measure of capital. A reconciliation of the GAAP to non-GAAP financial measures is provided in the accompanying financial information.

Stock Repurchase Plan

Under the Company’s $50 million stock repurchase program announced on July 16, 2019, the Company repurchased 943,094 shares at an average price of $14.62 during the 2019 fourth quarter. As of December 31, 2019, $36.2 million of the plan remained available.

Investor Conference Call

The Company previously announced that it will host an investor conference call on Thursday, January 23, 2020 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for its fourth quarter ended December 31, 2019. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available in the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through January 30, 2020, replay access code 10137771.

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About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $15.7 billion in total assets as of December 31, 2019. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 58 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying the Company’s allowances for loan losses, including the timing and effects of the implementation of the current expected credit losses model; and regulatory risks associated with current and future regulations. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Alex Ko EVP & Chief Financial Officer 213-427-6560 alex.ko@bankofhope.com	Angie Yang SVP, Director of Investor Relations & Corporate Communications 213-251-2219 angie.yang@bankofhope.com

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(tables follow)

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets	12/31/2019	9/30/2019	% change	12/31/2018	% change
Cash and due from banks	$698,567	$549,356	27%	$459,606	52%
Securities available for sale, at fair value	1,715,987	1,772,322	(3)%	1,846,265	(7)%
Federal Home Loan Bank (“FHLB”) stock and other investments	97,659	98,848	(1)%	104,705	(7)%
Loans held for sale, at the lower of cost or fair value	54,271	29,627	83%	25,128	116%
Loans receivable	12,276,007	12,104,682	1%	12,098,115	1%
Allowance for loan losses	(94,144)	(93,882)	—%	(92,557)	(2)%
Net loans receivable	12,181,863	12,010,800	1%	12,005,558	1%
Accrued interest receivable	30,772	29,743	3%	32,225	(5)%
Premises and equipment, net	52,012	52,604	(1)%	53,794	(3)%
Bank owned life insurance	76,339	75,968	—%	75,219	1%
Goodwill	464,450	464,450	—%	464,450	—%
Servicing assets	16,417	17,865	(8)%	23,132	(29)%
Other intangible assets, net	11,833	12,390	(4)%	14,061	(16)%
Other assets	267,270	265,905	1%	201,809	32%
Total assets	$15,667,440	$15,379,878	2%	$15,305,952	2%

Liabilities
Deposits	$12,527,364	$12,234,750	2%	$12,155,656	3%
FHLB advances	625,000	625,000	—%	821,280	(24)%
Convertible notes, net	199,458	198,211	1%	194,543	3%
Subordinated debentures	103,035	102,755	—%	101,929	1%
Accrued interest payable	33,810	38,197	(11)%	31,374	8%
Other liabilities	142,762	149,681	(5)%	97,959	46%
Total liabilities	13,631,429	13,348,594	2%	13,402,741	2%

Stockholders’ Equity
Common stock, $0.001 par value	136	136	—%	136	—%
Capital surplus	1,428,066	1,426,666	—%	1,423,405	—%
Retained earnings	762,480	737,209	3%	662,375	15%
Treasury stock, at cost	(163,820)	(150,000)	(9)%	(150,000)	(9)%
Accumulated other comprehensive gain (loss)	9,149	17,273	(47)%	(32,705)	128%
Total stockholders’ equity	2,036,011	2,031,284	—%	1,903,211	7%
Total liabilities and stockholders’ equity	$15,667,440	$15,379,878	2%	$15,305,952	2%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000
Common stock shares - outstanding	125,756,543	126,697,925		126,639,912
Treasury stock shares	9,945,547	9,002,453		9,002,453

Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Twelve Months Ended
	12/31/2019	9/30/2019	% change	12/31/2018	% change	12/31/2019	12/31/2018	% change
Interest income:
Interest and fees on loans	$152,795	$158,115	(3)%	$156,606	(2)%	$627,673	$594,103	6%
Interest on securities	10,737	11,373	(6)%	12,385	(13)%	46,295	45,342	2%
Interest on federal funds sold and other investments	2,241	2,929	(23)%	3,035	(26)%	10,818	10,727	1%
Total interest income	165,773	172,417	(4)%	172,026	(4)%	684,786	650,172	5%

Interest expense:
Interest on deposits	45,428	49,057	(7)%	42,477	7%	190,158	134,958	41%
Interest on other borrowings and convertible notes	6,837	7,102	(4)%	7,656	(11)%	28,033	27,287	3%
Total interest expense	52,265	56,159	(7)%	50,133	4%	218,191	162,245	34%

Net interest income before provision for loan losses	113,508	116,258	(2)%	121,893	(7)%	466,595	487,927	(4)%
Provision for loan losses	1,000	2,100	(52)%	2,800	(64)%	7,300	14,900	(51)%
Net interest income after provision for loan losses	112,508	114,158	(1)%	119,093	(6)%	459,295	473,027	(3)%

Noninterest income:
Service fees on deposit accounts	4,510	4,690	(4)%	4,568	(1)%	17,933	18,551	(3)%
Net gains on sales of SBA loans	—	—	—%	447	(100)%	—	9,708	(100)%
Net gains on sales of other loans	1,876	804	133%	381	392%	4,487	2,485	81%
Net gains on sales of securities available for sale	—	153	(100)%	—	—%	282	—	100%
Other income and fees	6,593	7,348	(10)%	6,218	6%	26,981	29,436	(8)%
Total noninterest income	12,979	12,995	—%	11,614	12%	49,683	60,180	(17)%

Noninterest expense:
Salaries and employee benefits	39,841	41,607	(4)%	36,594	9%	161,174	153,523	5%
Occupancy	7,516	7,703	(2)%	7,877	(5)%	30,735	30,371	1%
Furniture and equipment	4,260	3,851	11%	3,448	24%	15,583	14,902	5%
Advertising and marketing	2,462	2,377	4%	2,392	3%	9,146	9,414	(3)%
Data processing and communications	2,416	2,821	(14)%	3,650	(34)%	10,780	14,232	(24)%
Professional fees	5,948	5,241	13%	4,756	25%	22,528	16,286	38%
FDIC assessment	772	—	100%	1,406	(45)%	3,882	6,572	(41)%
Credit related expenses	1,717	1,031	67%	507	239%	4,975	2,863	74%
OREO (income) expense, net	(122)	(743)	(84)%	302	N/A	(934)	187	N/A
Branch restructuring costs	—	—	—%	1,674	(100)%	—	1,674	(100)%
Other	5,619	6,107	(8)%	7,583	(26)%	24,759	27,702	(11)%
Total noninterest expense	70,429	69,995	1%	70,189	—%	282,628	277,726	2%
Income before income taxes	55,058	57,158	(4)%	60,518	(9)%	226,350	255,481	(11)%
Income tax provision	12,049	14,566	(17)%	16,069	(25)%	55,310	65,892	(16)%
Net income	$43,009	$42,592	1%	$44,449	(3)%	$171,040	$189,589	(10)%

Earnings per Common Share:
Basic	$0.34	$0.34		$0.35		$1.35	$1.44
Diluted	$0.34	$0.34		$0.35		$1.35	$1.44

Average Shares Outstanding:
Basic	126,410,924	126,685,921		128,115,170		126,598,564	131,716,726
Diluted	126,835,273	127,007,469		128,261,998		126,875,320	131,954,192

Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	At or for the Three Months Ended (Annualized)			At or for the Twelve Months Ended
Profitability measures:	12/31/2019	9/30/2019	12/31/2018	12/31/2019	12/31/2018
ROA	1.13%	1.12%	1.17%	1.12%	1.29%
ROE	8.46%	8.47%	9.42%	8.63%	9.92%
Return on average tangible equity [1]	11.04%	11.11%	12.62%	11.37%	13.25%
Net interest margin	3.16%	3.25%	3.41%	3.27%	3.53%
Efficiency ratio	55.68%	54.15%	52.57%	54.74%	50.67%
Noninterest expense / average assets	1.85%	1.85%	1.85%	1.86%	1.88%

[1] Average tangible equity is calculated by subtracting average goodwill and average core deposit intangibles assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	12/31/2019			9/30/2019			12/31/2018
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$12,036,477	$152,795	5.04%	$11,911,658	$158,115	5.27%	$11,935,109	$156,606	5.21%
Securities available for sale	1,755,887	10,737	2.43%	1,798,239	11,373	2.51%	1,835,218	12,385	2.68%
FHLB stock and other investments	463,615	2,241	1.92%	482,952	2,929	2.41%	431,901	3,035	2.79%
Total interest earning assets	$14,255,979	$165,773	4.61%	$14,192,849	$172,417	4.82%	$14,202,228	$172,026	4.81%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$3,682,300	$14,924	1.61%	$3,450,749	$15,802	1.82%	$3,127,598	$12,425	1.58%
Savings	265,008	748	1.12%	252,780	675	1.06%	225,746	537	0.94%
Time deposits	5,148,092	29,756	2.29%	5,368,753	32,580	2.41%	5,626,355	29,515	2.08%
Total interest bearing deposits	9,095,400	45,428	1.98%	9,072,282	49,057	2.15%	8,979,699	42,477	1.88%
FHLB advances & fed funds purchased	608,052	2,921	1.91%	632,500	3,112	1.95%	824,995	3,674	1.77%
Convertible notes, net	198,669	2,334	4.60%	197,410	2,322	4.60%	193,749	2,299	4.64%
Subordinated debentures	98,972	1,582	6.25%	98,690	1,668	6.61%	97,856	1,683	6.73%
Total interest bearing liabilities	10,001,093	$52,265	2.07%	10,000,882	$56,159	2.23%	10,096,299	$50,133	1.97%
Noninterest bearing demand deposits	2,999,048			2,958,233			3,018,672
Total funding liabilities/cost of funds	$13,000,141		1.60%	$12,959,115		1.72%	$13,114,971		1.52%
Net interest income/net interest spread		$113,508	2.54%		$116,258	2.59%		$121,893	2.84%
Net interest margin			3.16%			3.25%			3.41%

Cost of deposits:
Noninterest bearing demand deposits	$2,999,048	$—	—%	$2,958,233	$—	—%	$3,018,672	$—	—%
Interest bearing deposits	9,095,400	45,428	1.98%	9,072,282	49,057	2.15%	8,979,699	42,477	1.88%
Total deposits	$12,094,448	$45,428	1.49%	$12,030,515	$49,057	1.62%	$11,998,371	$42,477	1.40%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Twelve Months Ended
	12/31/2019			12/31/2018
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$11,998,675	$627,673	5.23%	$11,547,022	$594,103	5.15%
Securities available for sale	1,796,412	46,295	2.58%	1,772,080	45,342	2.56%
FHLB stock and other investments	453,452	10,818	2.39%	487,922	10,727	2.20%
Total interest earning assets	$14,248,539	$684,786	4.81%	$13,807,024	$650,172	4.71%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$3,319,556	$57,731	1.74%	$3,276,815	$43,252	1.32%
Savings	241,968	2,596	1.07%	229,608	1,889	0.82%
Time deposits	5,556,983	129,831	2.34%	5,107,698	89,817	1.76%
Total interest bearing deposits	9,118,507	190,158	2.09%	8,614,121	134,958	1.57%
FHLB advances & fed funds purchased	688,652	12,031	1.75%	870,124	15,127	1.74%
Convertible notes, net	196,835	9,264	4.64%	123,040	5,797	4.65%
Subordinated debentures	98,551	6,738	6.74%	97,455	6,363	6.44%
Total interest bearing liabilities	10,102,545	$218,191	2.16%	9,704,740	$162,245	1.67%
Noninterest bearing demand deposits	2,948,212			3,014,056
Total funding liabilities/cost of funds	$13,050,757		1.67%	$12,718,796		1.28%
Net interest income/net interest spread		$466,595	2.65%		$487,927	3.04%
Net interest margin			3.27%			3.53%

Cost of deposits:
Noninterest bearing demand deposits	$2,948,212	$—	—%	$3,014,056	$—	—%
Interest bearing deposits	9,118,507	190,158	2.09%	8,614,121	134,958	1.57%
Total deposits	$12,066,719	$190,158	1.58%	$11,628,177	$134,958	1.16%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Twelve Months Ended
AVERAGE BALANCES:	12/31/2019	9/30/2019	% change	12/31/2018	% change	12/31/2019	12/31/2018	% change
Loans receivable, including loans held for sale	$12,036,477	$11,911,658	1%	$11,935,109	1%	$11,998,675	$11,547,022	4%
Investments	2,219,502	2,281,191	(3)%	2,267,119	(2)%	2,249,864	2,260,002	—%
Interest earning assets	14,255,979	14,192,849	—%	14,202,228	—%	14,248,539	13,807,024	3%
Total assets	15,228,488	15,154,661	—%	15,152,946	—%	15,214,412	14,749,166	3%

Interest bearing deposits	9,095,400	9,072,282	—%	8,979,699	1%	9,118,507	8,614,121	6%
Interest bearing liabilities	10,001,093	10,000,882	—%	10,096,299	(1)%	10,102,545	9,704,740	4%
Noninterest bearing demand deposits	2,999,048	2,958,233	1%	3,018,672	(1)%	2,948,212	3,014,056	(2)%
Stockholders’ equity	2,034,231	2,010,458	1%	1,888,053	8%	1,981,811	1,910,224	4%
Net interest earning assets	4,254,886	4,191,967	2%	4,105,929	4%	4,145,994	4,102,284	1%

LOAN PORTFOLIO COMPOSITION:	12/31/2019	9/30/2019	% change	12/31/2018	% change
Commercial loans	$2,719,210	$2,643,836	3%	$2,324,820	17%
Real estate loans	8,664,965	8,587,943	1%	8,721,600	(1)%
Consumer and other loans	889,090	870,734	2%	1,051,486	(15)%
Loans outstanding	12,273,265	12,102,513	1%	12,097,906	1%
Unamortized deferred loan fees - net of costs	2,742	2,169	26%	209	1,212%
Loans, net of deferred loan fees and costs	12,276,007	12,104,682	1%	12,098,115	1%
Allowance for loan losses	(94,144)	(93,882)	—%	(92,557)	(2)%
Loans receivable, net	$12,181,863	$12,010,800	1%	$12,005,558	1%

REAL ESTATE LOANS BY PROPERTY TYPE:	12/31/2019	9/30/2019	% change	12/31/2018	% change
Retail buildings	$2,298,872	$2,304,346	—%	$2,379,589	(3)%
Hotels/motels	1,709,189	1,664,311	3%	1,694,696	1%
Gas stations/car washes	844,081	911,494	(7)%	980,619	(14)%
Mixed-use facilities	785,882	743,428	6%	698,779	12%
Warehouses	1,030,876	949,336	9%	966,413	7%
Multifamily	465,397	473,640	(2)%	453,555	3%
Other	1,530,668	1,541,388	(1)%	1,547,949	(1)%
Total	$8,664,965	$8,587,943	1%	$8,721,600	(1)%

DEPOSIT COMPOSITION:	12/31/2019	9/30/2019	% change	12/31/2018	% change
Noninterest bearing demand deposits	$3,108,687	$3,033,371	2%	$3,022,633	3%
Money market and other	3,985,556	3,752,274	6%	3,036,653	31%
Saving deposits	274,151	259,454	6%	225,746	21%
Time deposits	5,158,970	5,189,651	(1)%	5,870,624	(12)%
Total deposit balances	$12,527,364	$12,234,750	2%	$12,155,656	3%

DEPOSIT COMPOSITION (%):	12/31/2019	9/30/2019		12/31/2018
Noninterest bearing demand deposits	24.8%	24.8%		24.9%
Money market and other	31.8%	30.7%		25.0%
Saving deposits	2.2%	2.1%		1.8%
Time deposits	41.2%	42.4%		48.3%
Total deposit balances	100.0%	100.0%		100.0%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

CAPITAL RATIOS:	12/31/2019	9/30/2019	12/31/2018
Total stockholders’ equity	$2,036,011	$2,031,284	$1,903,211
Common equity tier 1 ratio	11.76%	11.89%	11.44%
Tier 1 risk-based capital ratio	12.51%	12.65%	12.21%
Total risk-based capital ratio	13.23%	13.38%	12.94%
Tier 1 leverage ratio	11.22%	11.18%	10.55%
Total risk weighted assets	$13,208,299	$12,951,936	$12,749,403
Book value per common share	$16.19	$16.03	$15.03
Tangible common equity to tangible assets [1]	10.27%	10.43%	9.61%
Tangible common equity per share [1]	$12.40	$12.27	$11.25

[1] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:
	Three Months Ended			Twelve Months Ended
	12/31/2019	9/30/2019	12/31/2018	12/31/2019	12/31/2018
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Average stockholders’ equity	$2,034,231	$2,010,458	$1,888,053	$1,981,811	$1,910,224
Less goodwill and core deposit intangible assets, net	(476,596)	(477,159)	(478,897)	(477,444)	(479,811)
Average tangible common equity	$1,557,635	$1,533,299	$1,409,156	$1,504,367	$1,430,413

Net Income	$43,009	$42,592	$44,449	$171,040	$189,589
Return on average tangible common equity	11.04%	11.11%	12.62%	11.37%	13.25%

TANGIBLE COMMON EQUITY	12/31/2019	9/30/2019	12/31/2018
Total stockholders’ equity	$2,036,011	$2,031,284	$1,903,211
Less goodwill and core deposit intangible assets, net	(476,283)	(476,840)	(478,511)
Tangible common equity	$1,559,728	$1,554,444	$1,424,700

Total assets	$15,667,440	$15,379,878	$15,305,952
Less goodwill and core deposit intangible assets, net	(476,283)	(476,840)	(478,511)
Tangible assets	$15,191,157	$14,903,038	$14,827,441

Common shares outstanding	125,756,543	126,697,925	126,639,912

Tangible common equity to tangible assets	10.27%	10.43%	9.61%
Tangible common equity per share	$12.40	$12.27	$11.25

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Twelve Months Ended
ALLOWANCE FOR LOAN LOSSES CHANGE:	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Balance at beginning of period	$93,882	$94,066	$94,217	$92,557	$90,629	$92,557	$84,541
Provision for loan losses	1,000	2,100	1,200	3,000	2,800	7,300	14,900
Recoveries	939	780	725	1,292	805	3,736	3,991
Charge offs	(1,677)	(2,602)	(2,076)	(1,754)	(1,677)	(8,109)	(10,875)
PCI allowance adjustment	—	(462)	—	(878)	—	(1,340)	—
Balance at end of period	$94,144	$93,882	$94,066	$94,217	$92,557	$94,144	$92,557
Net charge offs/average loans receivable (annualized)	0.02%	0.06%	0.05%	0.02%	0.03%	0.04%	0.06%

ALLOWANCE FOR LOAN LOSSES COMPOSITION:	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Legacy loans [1]	$82,898	$82,267	$81,606	$80,953	$78,259
Purchased non-impaired loans [2]	3,168	3,239	3,376	2,948	2,135
Purchased credit-impaired loans [2]	8,078	8,376	9,084	10,316	12,163
Total allowance for loan losses	$94,144	$93,882	$94,066	$94,217	$92,557

[1] Legacy loans include loans originated by the Bank’s predecessor banks, loans originated by Bank of Hope and loans that were acquired that have been refinanced as new loans.
[2] Purchased loans were marked to fair value at acquisition date, and the allowance for loan losses reflects provisions for credit deterioration since the acquisition date.

	Three Months Ended					Twelve Months Ended
NET CHARGED OFF (RECOVERED) LOANS BY TYPE:	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Real estate loans	$203	$951	$(388)	$(1,067)	$123	$(301)	$5,700
Commercial loans	245	596	1,399	1,250	436	3,490	8
Consumer loans	290	275	340	279	313	1,184	1,176
Total net charge offs	$738	$1,822	$1,351	$462	$872	$4,373	$6,884

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS:	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Loans on nonaccrual status [3]	$54,785	$42,235	$64,934	$86,637	$53,286
Delinquent loans 90 days or more on accrual status [4]	7,547	398	353	387	1,529
Accruing troubled debt restructured loans	35,709	34,717	40,731	45,204	50,410
Total nonperforming loans	98,041	77,350	106,018	132,228	105,225
Other real estate owned	24,091	19,374	5,644	6,258	7,754
Total nonperforming assets	$122,132	$96,724	$111,662	$138,486	$112,979
Nonperforming assets/total assets	0.78%	0.63%	0.73%	0.90%	0.74%
Nonperforming assets/loans receivable & OREO	0.99%	0.80%	0.93%	1.15%	0.93%
Nonperforming assets/total capital	6.00%	4.76%	5.60%	7.12%	5.94%
Nonperforming loans/loans receivable	0.80%	0.64%	0.89%	1.10%	0.87%
Nonaccrual loans/loans receivable	0.45%	0.35%	0.54%	0.72%	0.44%
Allowance for loan losses/loans receivable	0.77%	0.78%	0.79%	0.78%	0.77%
Allowance for loan losses/nonaccrual loans	171.84%	222.28%	144.86%	108.75%	173.70%
Allowance for loan losses/nonperforming loans	96.03%	121.37%	88.73%	71.25%	87.96%
Allowance for loan losses/nonperforming assets	77.08%	97.06%	84.24%	68.03%	81.92%

[3]   Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $28.1 million, $37.3 million, $32.1 million, $30.5 million, and $29.2 million, at December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, respectively.

[4]   Excludes Acquired Credit Impaired Loans totaling $13.2 million, $15.5 million, $17.6 million, $18.4 million, and $14.1 million, at December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, respectively.

NONACCRUAL LOANS BY TYPE:	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Real estate loans	$40,935	$27,920	$42,921	$58,030	$33,719
Commercial loans	10,893	11,242	18,997	27,042	18,128
Consumer loans	2,957	3,073	3,016	1,565	1,439
Total nonaccrual loans	$54,785	$42,235	$64,934	$86,637	$53,286

BREAKDOWN OF ACCRUING TROUBLED DEBT RESTRUCTURED LOANS:	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Retail buildings	$4,215	$3,221	$2,919	$2,965	$3,085
Gas stations/car washes	—	233	241	255	267
Mixed-use facilities	3,175	3,200	3,223	3,254	5,956
Warehouses	10,381	10,449	11,246	11,315	7,188
Other [5]	17,938	17,614	23,102	27,415	33,914
Total	$35,709	$34,717	$40,731	$45,204	$50,410

[5] Includes commercial business and other loans

Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Legacy
30 - 59 days	$11,975	$14,229	$16,405	$30,971	$23,846
60 - 89 days	4,447	4,164	718	1,227	218
Total delinquent loans less than 90 days past due - legacy	$16,422	$18,393	$17,123	$32,198	$24,064

Acquired
30 - 59 days	$2,458	$11,052	$1,508	$2,717	$1,094
60 - 89 days	265	371	577	—	406
Total delinquent loans less than 90 days past due - acquired	$2,723	$11,423	$2,085	$2,717	$1,500

Total delinquent loans less than 90 days past due	$19,145	$29,816	$19,208	$34,915	$25,564

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Legacy
Real estate loans	$6,224	$9,707	$9,580	$12,324	$2,352
Commercial loans	415	2,004	1,755	2,711	5,159
Consumer loans	9,783	6,682	5,788	17,163	16,553
Total delinquent loans less than 90 days past due - legacy	$16,422	$18,393	$17,123	$32,198	$24,064

Acquired
Real estate loans	$1,465	$10,865	$214	$1,371	$905
Commercial loans	277	278	77	374	595
Consumer loans	981	280	1,794	972	—
Total delinquent loans less than 90 days past due - acquired	$2,723	$11,423	$2,085	$2,717	$1,500

Total delinquent loans less than 90 days past due	$19,145	$29,816	$19,208	$34,915	$25,564

CRITICIZED LOANS:	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Legacy
Special mention	$120,620	$101,892	$147,050	$154,671	$121,622
Substandard	164,131	184,518	202,676	223,511	193,494
Doubtful / Loss	13	17	—	351	—
Total criticized loans - legacy	$284,764	$286,427	$349,726	$378,533	$315,116

Acquired
Special mention	$20,832	$37,956	$39,435	$50,702	$41,467
Substandard	95,147	84,087	121,165	129,122	124,421
Doubtful / Loss	—	—	1	218	412
Total criticized loans - acquired	$115,979	$122,043	$160,601	$180,042	$166,300

Total criticized loans	$400,743	$408,470	$510,327	$558,575	$481,416

Table Page 10